Exhibit 99-1
Exelon Corporation and Subsidiary Companies Selected Financial Data


                                     Summary of Earnings and Financial Condition

Exelon Corporation and Subsidiary Companies
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                                                                                   For the Years Ended December 31,
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in millions, except for per share data            2002           2001          2000 (a)      1999            1998
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
Statement of Income Data:
Operating Revenues                           $ 14,955        $ 14,918       $  7,499       $  5,478       $  5,325
Operating Income                                3,299           3,362          1,527          1,373          1,268
Income before Cumulative Effect of
     Changes in Accounting Principles           1,670           1,416            562            570            500
Cumulative Effect of Changes in
     Accounting Principles
     (net of income taxes)                       (230)             12             24             --             --
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Net Income                                   $  1,440        $  1,428       $    586       $    570       $    500
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Earnings per Common Share (Diluted):
Income Before Cumulative Effect of
     Changes in Accounting Principles        $   5.15        $   4.39       $   2.75       $   2.89       $   2.23
Cumulative Effect of Changes in
     Accounting Principles
     (net of income taxes)                      (0.71)           0.04           0.12             --             --
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Net Income                                   $   4.44        $   4.43       $   2.87       $   2.89       $   2.23
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Dividends per Common Share                   $   1.76        $   1.82       $   0.91       $   1.00       $   1.00
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Average Shares of Common Stock
     Outstanding - Diluted                        325             322            204            197            224
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                                                                                                      December 31,
                                              --------------------------------------------------------------------
                                                 2002            2001       2000 (a)           1999           1998
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Balance Sheet Data:
Current Assets                               $  4,118        $  3,735       $  4,151       $  1,221       $    582
Property, Plant and Equipment, net             17,134          13,791         12,936          5,004          4,804
Deferred Debits and Other Assets               16,226          17,218         17,699          6,862          6,662
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Total Assets                                 $ 37,478        $ 34,744       $ 34,786       $ 13,087       $ 12,048
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Current Liabilities                          $  5,974        $  4,370       $  4,993       $  1,286       $  1,735
Long-Term Debt                                 13,127          12,879         12,958          5,969          2,920
Deferred Credits and Other Liabilities          9,963           8,749          8,959          3,726          3,756
Minority Interest                                  77              31             31             12             --
Preferred Securities of Subsidiaries              595             613            630            321            579
Shareholders' Equity                            7,742           8,102          7,215          1,773          3,058
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Total Liabilities and
     Shareholders' Equity                    $ 37,478        $ 34,744       $ 34,786       $ 13,087       $ 12,048
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(a) Reflects the effects of the Unicom Merger (October 20, 2000).
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